UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 28, 2005, Hersha Hospitality Trust (“Hersha”), a real estate investment trust and owner of nationally franchised, upscale and mid-scale hotels, agreed to acquire a five-hotel portfolio in the Philadelphia and Wilmington metropolitan regions for approximately $48.9 million in cash. The acquisition consists of three Holiday Inn Expresses, a Marriott Courtyard and a McIntosh Inn. Each hotel in the portfolio is owned by a separate entity, which are under common control. The sellers of these hotels are not affiliates of Hersha. Hersha previously reported its entry into the purchase agreements related to these hotels in a Form 8-K filed May 4, 2005. Hersha has now completed the acquisition of three of the five hotels in the portfolio and expects to close on the remaining two hotels during June, 2005. This acquisition became “significant” for purposes of Item 2.01 of Form 8-K when Hersha closed on the third of the five hotels. Hersha Hospitality Management, LP will operate each of the hotels.

Acquisition of Holiday Inn Express Hotel & Suites - King of Prussia

On May 23, 2005, Hersha Hospitality Limited Partnership (“HHLP”) completed the acquisition of the land, improvements and certain personal property of Holiday Inn Express Hotel & Suites - King of Prussia from McIntosh Inn of King of Prussia, Inc. The purchase price for the hotel was approximately $16.1 million. A copy of the purchase agreement was filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Hersha on May 10, 2005 and is incorporated herein by reference.

Acquisition of Holiday Inn Express of Frazer - Malvern

On May 24, 2005, HHLP completed the acquisition of the land, improvements and certain personal property of Holiday Inn Express of Frazer - Malvern from McIntosh Inn of Malvern, Inc. The purchase price for the hotel was approximately $8.2 million. A copy of the purchase agreement was filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Hersha on May 10, 2005 and is incorporated herein by reference.

Acquisition of Holiday Inn Express of Langhorne - Oxford Valley

On May 26, 2005, HHLP completed the acquisition of the land, improvements and certain personal property of Holiday Inn Express of Langhorne - Oxford Valley from McIntosh Inn of Oxford Valley, Inc. The purchase price for the hotel was approximately $7.8 million. A copy of the purchase agreement was filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by Hersha on May 10, 2005 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

To the extent required by this item, financial statements will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 31, 2005	By:	/s/ Ashish R. Parikh

Ashish R. Parikh Chief Financial Officer